Exhibit 10.29.1

LEASE

THIS LEASE (this “Lease”) is made as of August 7, 2008, by and between

“Landlord”	NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18

and

“Tenant”	PHARMEDIUM SERVICES, LLC, a Delaware limited liability company

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	1
Access Laws	1
Additional Rent	1
Base Rent	1
Brokers	1
Building	1
Business Day	1
Claims	1
Commencement Date	2
Estimated Operating Costs Allocable to the Premises	2
Events of Default	2
Governmental Agency	2
Governmental Requirements	2
Hazardous Substance(s)	2
Land	2
Landlord	2
Landlord’s Agents	2
Lease Memorandum	2
Lease Security Deposit	2
Lease Term	2
Lender	2
Manager	2
Manager’s Address	2
Operating Costs	2
Operating Costs Allocable to the Premises	3
Parking Ratio	3
Permitted Use	3
Plans and Specifications	3
Prepaid Rent	3
Premises	3
Prime Rate	3
Property Taxes	3
Punch List Work	4
Restrictions	4
Substantial Completion	4
Telecommunication Facilities	4
Telecommunication Services	4
Tenant	4
Tenant Alterations	4
Tenant Improvement Allowance	4

i

Tenant Improvements	4
Tenant’s Agents	4
Tenant’s Pro Rata Share	4
Year	4

SECTION 2: PREMISES AND TERM	5
2.1 Lease of Premises	5
2.2 Lease Term	5
2.3 Condition of Premises	6
2.4 Commencement Date	6
2.5 Tenant Improvements	6
2.6 Lease Memorandum	6
2.7 Use and Conduct of Business	6
2.8 Compliance with Governmental Requirements and Rules and Regulations	7
2.9 Relocation	7

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE	7
3.1 Payment of Rental	7
3.2 Base Rent	8
3.3 Lease Security Provisions	8
3.4 Additional Rent	9
3.5 Utilities	15
3.6 Holdover	16
3.7 Late Charge	16
3.8 Default Rate	16

SECTION 4: MANAGEMENT AND LEASING PROVISIONS	17
4.1 Maintenance and Repair by Landlord	17
4.2 Maintenance and Repair by Tenant	17
4.3 Common Areas/Security	17
4.4 Tenant Alterations	18
4.5 Tenant’s Work Performance	19
4.6 Surrender of Possession	20
4.7 Removal of Property	20
4.8 Access	21
4.9 Damage or Destruction	21
4.10 Condemnation	23
4.11 Parking	24
4.12 Indemnification	24
4.13 Tenant Insurance	25
4.14 Landlord’s Insurance	26

4.15 Waiver of Subrogation	26
4.16 Assignment and Subletting by Tenant	27
4.17 Assignment by Landlord	30
4.18 Estoppel Certificates and Financial Statements	30
4.19 Modification for Lender	31
4.20 Hazardous Substances	31
4.21 Access Laws	32
4.22 Quiet Enjoyment	33
4.23 Signs	33
4.24 Subordination	33
4.25 Brokers	34
4.26 Limitation on Recourse	34
4.27 Construction Liens	35
4.28 Personal Property Taxes	35

SECTION 5: DEFAULT AND REMEDIES	35
5.1 Events of Default	35
5.2 Remedies	36
5.3 Right to Perform	38
5.4 Landlord’s Default	39

SECTION 6: MISCELLANEOUS PROVISIONS	39
6.1 Notices	39
6.2 Attorney’s Fees and Expenses	39
6.3 No Accord and Satisfaction	40
6.4 Successors; Joint and Several Liability	40
6.5 Choice of Law	40
6.6 No Waiver of Remedies	40
6.7 Offer to Lease	41
6.8 Force Maieure	41
6.9 Landlord’s Consent	41
6.10 Severability; Captions	41
6.11 Interpretation	41
6.12 Incorporation of Prior Agreement; Amendments	42
6.13 Authority	42
6.14 Time of Essence	42
6.15 Survival of Obligations	42
6.16 Consent to Service	42
6.17 Landlord’s Authorized Agents	42
6.18 Waiver of Jury Trial	42
6.19 Tenant Certification	43
6.20 Addenda	43

LIST OF EXHIBITS

Rider

Exhibit A	Drawing Showing Location of the Premises
Exhibit B	Tenant’s Work
Exhibit C	Form of Lease Memorandum
Exhibit D	Rules and Regulations
Exhibit E	Real Property Waiver and Consent

SECTION 1: DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent: Defined in Section 3.4.

Base Rent: The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
3/1/10	2/28/11	$18.00	$506,322.00	$42,193.50
3/1/11	2/29/12	$18.50	$520,386.50	$43,365.54
3/1/12	2/28/13	$19.00	$534,451.00	$44,537.58
3/1/13	2/28/14	$19.50	$548,515.50	$45,709.63
3/1/14	2/28/15	$20.00	$562,580.00	$46,881.67

The Base Rent shall abate pursuant to Paragraph 1 of the Rider.

Brokers: Tenant was represented in this transaction by The Staubach Company, a licensed real estate broker (“Tenant’s Broker”). Landlord was represented in this transaction by CB Richard Ellis, a licensed real estate broker (“Landlord’s Broker”).

Building: The building located on the Land at 150 North Field Drive, Lake Forest, Illinois, commonly known as Two Conway Park and containing approximately 120,354 rentable square feet.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.

Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: March 1, 2010.

Estimated Operating Costs Allocable to the Premises: Defined in Section 3.4.6.

Events of Default: One or more of those events or states of facts defined in Section 5.1.

Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land: The land upon which the Building is located in Lake County, Illinois.

Landlord: The entity named on the first page of this Lease, or its successors and assigns as provided in Section 4.17 (“Assignment by Landlord”).

Landlord’s Agents: The trustee of and consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum: Defined in Section 2.6.

Lease Security Deposit: The cash sum of $72,549.38.

Lease Term: Commencing on the Commencement Date and ending on February 28, 2015.

Lender: Defined in Section 5.4 (“Landlord’s Default”).

Manager: CB Richard Ellis/Asset Services, or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: 570 Lake Cook Road, Suite 110, Deerfield, IL 60015, which address may be changed by written notice from Landlord to Tenant.

Operating Costs: Defined in Section 3.4.6.

Operating Costs Allocable to the Premises: Defined in Section 3.4.6.

Parking Ratio: 3.8 parking spaces per 1,000 rentable square feet of the Premises for a total of 107 parking spaces.

Permitted Use: General business office uses, so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

Plans and Specifications: Those certain plans and specifications for the Tenant Improvements to be prepared by Tenant and approved by Landlord pursuant to Exhibit B and any modifications to them approved in writing by Landlord and Tenant.

Prepaid Rent: [Intentionally omitted]

Premises: The portion of the third floor of the Building designated as Suite 350, depicted on the plan attached as Exhibit A and agreed by Landlord and Tenant for all purposes under this Lease to consist of approximately 28,129 rentable square feet. The number of rentable square feet shall be final, conclusive and controlling.

Prime Rate: Defined in Section 3.8 (“Default Rate”).

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Property Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, inheritance, and business tax or any other taxes imposed upon the income of Landlord and any other impositions of a personal nature charged or levied against Landlord.

Punch List Work: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions: Any covenants, conditions and restrictions applicable to the Land of which Tenant has been provided notice.

Substantial Completion: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant Alterations: Defined in Section 4.4.

Tenant Improvement Allowance: The maximum amount, if any, to be expended by Landlord for the cost of Tenant Improvements pursuant to Exhibit B.

Tenant Improvements: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

Tenant’s Agents: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

Tenant’s Pro Rata Share: 23.37% which shall be final, conclusive and controlling during the Lease Term for all purposes.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease; provided, that any space in the Premises used for shafts, pipes, conduits, ducts, electrical or other utilities or Building facilities, as well as access thereto through the Premises (upon reasonable prior notice) for the purposes of installation, operation, maintenance, inspection, repair and replacement are reserved to Landlord and are excluded from the Premises. When entering or performing any repair or other work in the Premises, Landlord and its agents, employees and contractors shall use reasonable efforts to minimize interference with Tenant’s business operations therein.

2.2 Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease. Tenant acknowledges that Tenant presently occupies a portion (the “Existing Premises”) of the Premises as a subtenant under a sublease and the balance of the Premises (the “Verizon Premises”) are presently leased to a third party and that Landlord is making such space available for Tenant’s use under this Lease upon the termination of the existing lease. Notwithstanding any provision of this Lease to the contrary, if Landlord shall be unable to deliver possession of such space to Tenant on the Commencement Date because of the holding over of possession by the existing tenant or subtenant, Landlord shall not be subject to any liability for the failure to deliver possession of such space, provided that Tenant shall have no obligations hereunder with respect to the Verizon Premises, including without limitation the payment of Rent until the date (the “Verizon Delivery Date”) that possession of the Verizon Premises is delivered to Tenant. Landlord shall use commercially reasonable efforts (including, without limitation, eviction proceedings) to cause such existing tenant to vacate the premises occupied by it upon the expiration of its term. Notwithstanding the foregoing, in the event that Landlord has not delivered the Verizon Premises to Tenant by May 1, 2010, then the Verizon Premises Abatement Period (as defined in the Rider) shall be extended one (1) additional day for each day of such delay. Further, in the event that Landlord has not delivered the Verizon Premises to Tenant by December 31, 2010, then Tenant may terminate and cancel this Lease by written notice which is received by Landlord prior to such delivery of possession, which notice shall be accompanied by Tenant’s reimbursement to Landlord of an amount equal to the excess of (y) the total amount of the Tenant Improvement Allowance disbursed to Tenant prior to the date of Tenant’s notice pursuant to Paragraph 10 of Exhibit B over (ii) the amount of the Tenant Improvement Allowance disbursed to Tenant for the installation of the Generator pursuant to Paragraph 6 of the Rider and in such event (i) this Lease shall terminate on the date (the “Early Termination Date”) identified in Tenant’s notice (which shall be the last day of a calendar month) but in any event no earlier than the last day of the month which is sixty (60) days after Landlord’s receipt of Tenant’s notice; (ii) Tenant shall vacate the Initial Premises (as defined in Section 2.3 below) and surrender possession of the same to Landlord in the condition specified in this

Lease no later than 11:59 p.m. on the Early Termination Date, and all Tenant Improvements installed by Tenant in the Initial Premises including the Generator installed by Tenant pursuant to Paragraph 6 of the Rider shall become the property of Landlord and shall remain upon the Premises; (iii) Tenant’s right hereunder may be exercised and the Lease Term shall be terminated only if no Event of Default then exists; and (iv) upon the satisfaction of the foregoing, this Lease shall be terminated and cancelled as of the Early Termination Date without further agreement between Landlord and Tenant, provided, however, Tenant shall remain liable for the payment of rent and other charges and the performance of all of the terms and provisions of this Lease due and owing or accrued up to and including the Early Termination Date.

2.3 Condition of Premises. Tenant expressly acknowledges that it occupies a portion of the Premises (the “Initial Premises) and that it is leasing the Initial Premises in their present “as is” condition. Landlord shall not be required to rework, remodel or recondition the Initial Premises in any manner whatsoever for Tenant’s use and occupancy thereof. Landlord represents and covenants as of the date that Landlord delivers possession of the Verizon Premises to Tenant, that the Verizon Premises shall comply with all applicable laws and will be in good, workable and sanitary order, condition, and repair, and Landlord shall promptly correct any defects therein of which Tenant notifies Landlord within ten (10) Business Days after the Commencement Date. No warranties or representations are made or have been made by Landlord or its agents and representatives that are not expressly set forth herein.

2.4 Commencement Date. [Intentionally omitted]

2.5 Tenant Improvements. Tenant shall substantially complete the Tenant Improvements pursuant to the provisions of Exhibit B. All Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease.

2.6 Lease Memorandum. Upon the request of either party, Tenant and Landlord shall execute a Lease Memorandum in the form attached hereto as Exhibit C. In no event shall the Lease Memorandum be recorded.

2.7 Use and Conduct of Business.

2.7.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. Landlord shall cooperate with Tenant at no cost to Landlord in the application for and securing of permits necessary for the Tenant Improvements.

2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building (which have been provided to Tenant), creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, or interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building.

2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance. No food or beverage dispensing machines shall be installed by Tenant in the Premises (other than for the exclusive and incidental use of Tenant’s employees and invitees) without the prior written consent of Landlord.

2.8 Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building. Current Rules and Regulations are attached to this Lease as Exhibit D.

2.9 Relocation. [Intentionally omitted]

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease (“Rent”) to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature except as expressly provided in this Lease, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 Base Rent. Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date. (See Paragraph 1 of the Rider)

3.3 Lease Security Provisions.

3.3.1 On execution of this Lease by Tenant, Tenant shall pay to Landlord the sum specified in the definition of the term Lease Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease which continues beyond any applicable notice and cure period, Landlord may apply all or any part of the Lease Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Lease Security Deposit on hand at all times during the Lease Term. In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period, Landlord may, at any time thereafter require an increase in the Lease Security Deposit by an amount equal to twenty-five percent (25%) of the amount specified in the definition of the term Lease Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord’s demand. Following such increase, the definition of the term Lease Security Deposit shall refer to the amount of the Lease Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Lease Security Deposits for Tenant’s multiple defaults shall be in addition to and not a substitute for any of Landlord’s other rights and remedies under this Lease or applicable law. Additionally, Landlord’s use or application of all or any portion of the Lease Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.

3.3.2 If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Lease Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Lease Security Deposit and any such act on the part of Tenant shall be without force or effect.

3.3.3 In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Lease Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord’s damages.

3.3.4 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall transfer the Lease Security Deposit to the vendee or the transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Lease Security Deposit. Tenant shall look solely to the transferee for the return of the Lease Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Lease Security Deposit to a new transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it to such mortgagee or purchaser, as the case may be.

3.3.5 In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Lease Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the Lease Security Deposit.

3.4 Additional Rent. Definitions of certain terms used in this paragraph are set forth in Section 3.4.6 below. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Estimated Operating Costs. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the Estimated Operating Costs Allocable to the Premises. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly. (See Paragraph 1 of the Rider)

3.4.2 Actual Costs. Within six (6) months after the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord.

3.4.4 Operating Cost Audit. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following Landlord’s delivery of the applicable statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease beyond any applicable notice and cure period, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord’s records. Such inspection, if any, shall be conducted no more than once each Year, during Landlord’s normal business hours within one hundred eighty (180) calendar days after receipt of Landlord’s written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord’s choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit.

3.4.5 End of Term. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall reasonably estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 365; (c) if the clause (b) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess and, at Tenant’s request, an accounting showing the estimated Operating Costs allocable to the Premises and the calculation of the excess; and (d) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (b) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (c) if Tenant is not then in default of any of its obligations under this Lease. Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.6 Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Estimated Operating Costs Allocable to the Premises: Landlord’s reasonable written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to Section 3.4.1.

Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements. Included are all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) management fees in amounts customary for a project of similar size and quality in the suburban, Illinois metropolitan area (not to exceed five percent (5%) of the total rent paid by Tenant and other tenants of the Building); (g) Property Taxes (if any portion of such Property Taxes is charged on an accrual basis, for purposes of this Lease the Property Taxes payable during the calendar year shall be included in such year’s Operating Costs), tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) compensation

(including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (i) license, permit and inspection fees; (j) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (k) rental of any machinery or equipment; (1) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (m) the cost of repairs or replacements; (n) charges under maintenance and service contracts; (o) legal fees and other expenses of legal or other dispute resolution proceedings; (p) maintenance and repair of the roof and roof membranes, (q) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws which become effective after the Commencement Date, and to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (r) elevator service and repair, if any; (s) business taxes and license fees; (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; and (u) the amortization of costs of capital improvements, repairs or replacements to the Building or the Land to the extent the same are reasonably anticipated to reduce Operating Costs or to upgrade, improve or enhance life/safety conditions in the Building or which are required under any Governmental Requirements which were not applicable to the Building or the Land as of the Commencement Date, amortized with interest at the Prime Rate plus two (2) percentage points over the estimated useful life of such improvement, repair or replacement as reasonably determined by Landlord.

Exclusions from Operating Costs: Notwithstanding anything to the contrary contained herein, Operating Costs shall not include any of the following: (i) ground rent; (ii) interest and amortization of funds borrowed by Landlord for items other than capital improvements as expressly provided herein; (iii) leasing commissions and advertising and space planning expenses incurred in procuring tenants; (iv) salaries, wages, or other compensation paid to employees of Landlord above the level of property manager; (v) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by Governmental Agencies of the right of eminent domain, to the extent of any proceeds of insurance or condemnation award received by Landlord; (vi) leasing commissions, attorney fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building; (vii) “tenant allowances,” “tenant concessions” and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, including space planning/interior design fees for same; (viii) costs of correcting defects, including any allowance for same, in the construction of the Building (including latent defects) or equipment used therein, except that conditions resulting from ordinary wear and tear and not occasioned by construction defects shall not be deemed defects for purposes of this category; (ix) depreciation; (x) costs of a capital nature, except as provided for in item (u) above; (xi) costs in connection with services (including electricity) or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord; (xii) services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord (other than Tenant’s pro rata contribution to Operating Costs) or for which Tenant or any other tenant or occupant of the Building pays third persons; (xiii) penalties for late payment by Landlord provided that the failure of Tenant to make any payment or perform any obligation of Tenant under this Lease is not the cause of such penalty; (xiv) payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse or may be measured by, real estate taxes); (xv) except for the management fee and as otherwise expressly provided in this Section, Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) not directly related to the management of the Building and not chargeable to Operating Costs of the Building in accordance with generally accepted accounting principles consistently applied; (xvi) compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord; (xvii) advertising and promotional expenses; (xviii) contributions to charitable organizations; (xix) costs or fees relating to the defense of Landlord’s title to or interest in the Building; and (xx) payments in respect of profit to parties related to Landlord for supplies or materials to the extent that the cost of such supplies or materials exceed the cost that would have been paid had such supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis; (xxi) costs directly resulting from the willful misconduct of Landlord; and (xxii) costs of curing any violation of law which Landlord is obligated to cure as of the date of this Lease.

Gross-Up Provision: If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Landlord shall make an appropriate adjustment to any components of Operating Costs which vary due to changes in occupancy levels (including, but not limited to, janitorial, water, sanitary sewer and other common utilities and common services in the Building) for such Year employing sound accounting and management principles to determine the Operating Costs that would have been incurred by Landlord had one hundred percent (100%) of the Building been occupied at all times during such Year by tenants, and the amount so determined shall be deemed to be the Operating Costs for such Year.

Operating Costs Allocable to the Premises: The product of Tenant’s Pro Rata Share times Operating Costs.

Qualified Person: This means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

3.4.7 Tenant’s Costs. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord at Tenant’s request, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant’s behalf at Tenant’s request.

3.4.8 Payments Deemed Additional Rent. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 Utilities.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel and any other utility services to the Building. Tenant shall contract directly and pay for all electricity, Telecommunication Services and other separately metered utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. The cost of water, sewer, gas, sprinkler and any other service not separately metered to the Premises shall be an Operating Cost under this Lease.

3.5.2 Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited. If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, provision for alternate or supplemental Telecommunication Services or Telecommunication Facilities shall be made in a separate license agreement. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent (given in its reasonable discretion) and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may reasonably require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord’s ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord’s responsibility and Tenant’s remedy shall be limited to an abatement in Base Rent for the period beginning with (a) the day which is three (3) consecutive Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of all reasonable use of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord’s responsibility is not causing Tenant to be deprived of all reasonable use of the Premises.

3.6 Holdover. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term. If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the holdover, Tenant’s holdover shall be a month-to-month tenancy. During such tenancy, Tenant shall pay to Landlord 150% of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. If the Landlord does not consent to the Tenant’s remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover consequential damages suffered by Landlord in the event of Tenant’s wrongful refusal to relinquish possession of the Premises. The Base Rent applicable for the period that Tenant wrongfully remains in possession shall also be increased to 150% of the rate of Base Rent in effect on the expiration or termination of the Lease Term.

3.7 Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, then upon the third and each subsequent occurrence during any twelve (12) month period, a late charge equal to five percent (5%) of the amount of any such payment shall be immediately due and payable if payment is not made when due. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate then in effect at a national banking institution designated by Landlord (the “Prime Rate”), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: MANAGEMENT AND LEASING PROVISIONS

4.1 Maintenance and Repair by Landlord. Subject to Section 4.9 (“Damage or Destruction”) and Section 4.10 (“Condemnation”), Landlord shall maintain the public and common areas of the Building in reasonably good order and condition subject to reasonable wear and tear and in a manner consistent with first class office buildings located in the northern suburban Chicago, Illinois metropolitan area. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. All repair costs shall be included in Operating Costs (to the extent permitted in this Lease), except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord to the extent not covered by Landlord’s insurance. In the event that Tenant becomes aware that any or all of the Building is in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give notice to Landlord.

4.2 Maintenance and Repair by Tenant. Except as is expressly set forth as Landlord’s responsibility pursuant to Section 4.1 (“Maintenance and Repair by Landlord”), Tenant shall at Tenant’s sole cost and expense keep, clean and maintain the Premises in good condition and repair (subject to reasonable wear and tear), including interior painting, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), window replacement, exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph and such failure continues for ten (10) Business Days after Landlord delivers written notice to Tenant of such failure (provided that such ten (10) Business Day period shall be extended if such failure cannot be cured within ten (10) Business Days and Tenant commences such cure within such ten (10) Business Day period and diligently pursues such cure to completion), then Landlord may, but shall not be required to, enter the Premises upon one (1) Business Day’s prior written notice to Tenant to perform such maintenance or repair at Tenant’s sole cost and expense. Notwithstanding the foregoing, Landlord may enter the Premises without notice in the case of an emergency. Tenant shall pay to Landlord the cost of such maintenance or repair plus a ten percent (10%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3 Common Areas/Security.

4.3.1 The common areas of the Building shall be subject to Landlord’s sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building. Landlord also reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas. Landlord’s rights under this Section 4.3 shall be subject to the Requirement that Tenant’s Parking Ratio is maintained as set forth in Section 4.11 and that access to the Premises shall not be materially adversely affected.

4.3.2 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building. Subject to Landlord’s prior approval, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord’s ability to exercise its rights as provided in Section 4.8 (“Access”). Landlord hereby acknowledges and consents to Tenant’s existing card reader system in the Premises and the expansion thereof, if necessary, into the Verizon Premises after possession of such premises are delivered to Tenant. Tenant’s rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in Section 4.4 (“Tenant Alterations”) and Section 4.5 (“Tenant’s Work Performance”).

4.4 Tenant Alterations. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord. Notwithstanding the foregoing, Landlord’s consent to Tenant Alterations shall not be required if (i) the same do not affect the structure or exterior appearance of the Building, change the general nature or character thereof, affect the mechanical, life/safety or other common utilities or facilities maintained by Landlord in the Building or require Landlord to make any alterations or additions to the Building, (ii) the cost of any of the foregoing Tenant Alterations, together with all such Tenant Alterations during the prior twelve (12) month period, does not exceed $25,000.00, and (iii) Tenant gives Landlord at least ten (10) days prior notice of any such work. Further, Landlord’s consent to any other Tenant Alterations shall not be unreasonably withheld if the same do not affect the structure or exterior appearance of the Premises or the Building, change the general nature or character thereof, affect the mechanical, life/safety or other common utilities or facilities maintained by the Landlord in the Building or require Landlord to make any alterations or additions to the Building. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense by Landlord or by Tenant at Landlord’s election. Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the plans and specifications for the Tenant Alterations. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any alterations without Landlord’s prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. Nothing contained in this paragraph or Section 4.5 (“Tenant’s Work Performance”) shall be deemed a waiver of the provisions of Section 4.27 (“Construction Liens”).

4.5 Tenant’s Work Performance. If Landlord elects to require Tenant to perform the Tenant Alterations, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Any Tenant Alterations to be performed under this paragraph shall be performed by contractors approved in advance in writing by Landlord pursuant to one or more construction contracts in form and content approved in advance in writing by Landlord. Approval shall be subject to Landlord’s discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions. With the prior written approval of Landlord which may be withheld in Landlord’s sole and absolute discretion, in the preceding sentence a project labor agreement may be substituted in place of a collective bargaining agreement, and an independent, nationally recognized labor organization may be substituted in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO. Tenant’s contractors, workers and suppliers shall not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6 Surrender of Possession. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7 Removal of Property. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, Tenant shall remove all cabling and wiring installed by Tenant in the Premises and, at Landlord’s sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities) of which Landlord informed Tenant at the time of Landlord’s consent to the Tenant Alteration or which Tenant installed in the Premises without Landlord’s consent, repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all costs incurred by Landlord within five (5) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant. (See Paragraph 8 of the Rider)

4.8 Access. Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any time on at least one (1) Business Day’s notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close the Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease, provided that Landlord shall use commercially reasonable efforts to restore access to the Building. Landlord shall have the right to enter the Premises at any time on at least one (1) Business Day’s notice during the last nine (9) months of the Lease Term for the purpose of showing the Premises to prospective tenants. Tenant shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance.

4.9 Damage or Destruction.

4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt of such notice from Tenant, Landlord shall notify Tenant in writing of its estimate of the time necessary to repair the damage. If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred-eighty (180) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 180 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent and Additional Rent due under this Lease during any reconstruction period shall be abated in proportion to the floor area of the Premises which is untenantable. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period. Notwithstanding anything to the contrary contained herein, in the event that Landlord estimates that the repair of the damage cannot be substantially completed (except for such Punch List Work which does not materially interfere with Tenant’s business operations in the Premises) within one hundred eighty (180) days after the date Landlord is notified by Tenant of the casualty, subject to extension on account of delays caused by adjustment of the insurance loss or by force majeure, then Landlord shall give written notice thereof to Tenant, and Tenant, at its option, may cancel and terminate this Lease by giving written notice which is received by Landlord on or before the thirtieth (30th) day after Tenant has received Landlord’s notice. Further, in the event that Landlord has not substantially completed the repair and restoration of the Premises (except for such Punch List Work which does not materially interfere with Tenant’s business operations in the Premises) within one hundred eighty (180) days after the date Landlord is notified by Tenant of the casualty, subject to extension on account of delays caused by adjustment of the insurance loss or by force majeure, then Tenant, at its option, may cancel and terminate this Lease upon thirty (30) days written notice to Landlord if the repair and restoration have not been substantially completed within such thirty (30) day period. If Tenant elects to exercise the option to terminate as set forth in this Paragraph, Tenant shall be released from all of its liabilities and obligations hereunder accruing from and after the date of termination, but Tenant shall remain liable for the payment of Rent and other charges and the performance of the terms and provisions of this Lease due and owing or accrued up to and including the date of termination.

4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord’s notice.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Lease Term, Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within thirty (30) days following such damage or destruction. Further, in the event that the Premises are damaged or destroyed within the final six (6) months of the Lease Term and such damage would require more than thirty (30) Business Days to repair, then Tenant may, at its option, terminate this Lease by written notice to Landlord within thirty (30) days following such damage of destruction.

4.10 Condemnation. If all of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. If any material part of the Building is sold or taken (whether or not the Premises are affected), Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority, upon giving written notice thereof to Tenant, and the rent payable hereunder shall be apportioned accordingly. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Notwithstanding anything contained herein to the contrary, if a portion of the Premises is taken but the remainder thereof is not, in Tenant’s reasonable business judgment, adequate for Tenant’s continued operations in the Premises and Landlord fails to substitute comparable replacement space in the Building, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date possession is transferred to the acquiring authority. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share shall be redetermined based upon the remaining floor area of the Premises and the Building. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking. Appurtenant to the lease of the Premises, Tenant shall have the nonexclusive privilege during the Lease Term to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord. Tenant’s parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking spaces to other tenants in the Building. In no event shall (i) the total number of parking spaces used by Tenant and Tenant’s Agents exceed the number of spaces allocated to Tenant in the definition of the Parking Ratio or (ii) Landlord reduce the total number of parking spaces on the Land or grant exclusive use of parking spaces to other tenants or users so that Tenant does not have the right to use the number of spaces allocated to Tenant in the definition of the Parking Ratio. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas. (See Paragraph 5 of the Rider)

4.12 Indemnification.

4.12.1 Subject to Section 4.15, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant.

4.12.2 Subject to Section 4.15, Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against any and all Claims arising in whole or in part out of (a) any occurrence in the common areas of the Building to the extent the same results from the negligence or intentional misconduct of the Landlord or Landlord’s Agents or (b) any breach or default under this Lease by Landlord.

4.12.3 Except as specified in the next sentence, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in or interference with the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; termination of this

Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall be responsible only for Claims arising solely out of the negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by Section 4.1 (“Maintenance and Repair by Landlord”); but in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential losses suffered by Tenant or Tenant’s Agents or extend beyond Landlord’s responsibility as set forth in Section 3.5 (“Utilities”) when that paragraph is applicable. The obligations of this paragraph shall be subject to Section 4.15 (“Waiver of Subrogation”).

4.13 Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under Section 4.12 (“Indemnification”), insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord, Manager, Kennedy Associates Real Estate Counsel, LP and, at Landlord’s request, Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b) A special form policy of property insurance (which was formerly called “all risk”) covering Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months; and

(d) A policy of worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than One Million Dollars ($500,000.00).

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord’s Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

(a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

(b) A special form policy of property insurance (what was formerly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

(c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 Assignment and Subletting by Tenant.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed in accordance with this paragraph. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent, plus an administrative fee of $500.00 as Landlord’s fee for processing such proposed assignment or sublease. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant, in its sole and absolute discretion. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant does not, in Landlord’s good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure full and timely performance under this Lease;

(b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (a);

(c) Landlord has had prior negative leasing experience with the proposed assignee or subtenant or an affiliate or, in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(d) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Use;

(e) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent; or

(f) or Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building.

4.16.4 Within fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord’s election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

4.16.5 Subject to Section 4.16.8 below, any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess.

4.16.7 Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord’s consent shall not be required for an assignment or subletting of the Premises to (i) an affiliate or wholly-owned subsidiary of the Tenant (collectively, an “Affiliate”) or a reorganized entity under which no change of ownership has occurred, (ii) an entity resulting from a merger or consolidation by or into Tenant, or (iii) an entity which acquires all or substantially all of Tenant’s stock or assets (each of the foregoing is hereinafter referred to as a “Permitted Transferee”), provided that (a) the proposed assignee has delivered to Landlord satisfactory evidence of financial worth (less goodwill) equal to or greater than that of Tenant as of the execution date of this Lease; (b) no Event of Default then exists; (c) the use of the Premises by the proposed assignee or subtenant constitutes a Permitted Use; (d) Tenant shall notify Landlord of a proposed transfer as soon as reasonably possible (and in no event later than the effective date thereof), and such notice shall include information establishing the relationship between Tenant and the transferee; (e) any assignee of the Lease shall expressly assume all of Tenant’s obligations and liabilities hereunder to thereafter be performed without releasing Tenant; (f) any sublease shall by its terms be expressly subordinate to all of the terms, covenants and conditions of this Lease; and (g) Tenant shall deliver to Landlord on or prior to the effective date an original executed copy of all documentation effecting such transfer.

4.17 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease to a purchaser of the Land and Building who shall be obligated to perform Landlord’s obligations under this Lease. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 Estoppel Certificates and Financial Statements. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to Tenant’s knowledge, Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord in the event of the sale or refinancing of the Building or in case of an Event of Default, deliver to or cause to be delivered to Landlord or its designee Tenant’s most recent audited financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles. All such non-public information provided to Landlord by Tenant pursuant to the preceding sentence or this Lease shall be considered confidential, and Landlord shall not disclose such information to any party other than Landlord’s employees, agents, affiliates, lenders, prospective lenders, purchasers and prospective purchasers who have a legitimate need to know such information, without the prior written consent of Tenant, and except as may be required by law.

4.19 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.20 Hazardous Substances.

4.20.1 Neither Tenant, any of Tenant’s Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.3 Landlord represents and warrants that as of the date hereof, Landlord has received no notice from any Governmental Agency that there are Hazardous Substances on or under the Land or Building that have not been remedied in accordance with applicable Governmental Requirements.

4.20.4 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in Section 4.20.1 above.

4.21 Access Laws.

4.21.1 Tenant agrees to notify Landlord promptly if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises after the Commencement Date to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant’s particular manner of use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises by Tenant.

4.21.4 Landlord shall ensure that the common areas of the Building are in compliance with Access Laws as of the Commencement Date of this Lease. Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant’s responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs and which was not required to be performed by Landlord prior to the Commencement Date shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) with interest at the Prime Rate plus two (2) percentage points compounded daily, and shall be an Operating Cost for purposes of this Lease.

4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant’s Agents to comply with Tenant’s obligations under this paragraph.

4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject to the provisions of this Lease.

4.23 Signs. Landlord shall identify Tenant on any door sign and directory sign established by Landlord for the Building in the same manner as other occupants thereof. Tenant shall not, without Landlord’s prior written consent, install, fix or use any other signs or other notice, picture, placard or poster, or any advertising or identifying media which is visible from the exterior of the Premises. (See Paragraph 7 of the Rider)

4.24 Subordination. Landlord represents that as of the date of this Lease, there is no mortgage, deed of trust or ground lease upon or affecting the Land or Building. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may hereafter from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease provided that the holder of any mortgage or other such beneficiary has agreed in writing not to disturb Tenant’s right to use and occupy the Premises pursuant to the terms of this Lease so long as Tenant is not in default hereunder. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease or to execute a non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 Brokers. Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Landlord’s Broker and Tenant’s Broker. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Landlord’s Broker and Tenant’s Broker pursuant to the terms of a separate agreement.

4.26 Limitation on Recourse. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building. Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.27 Construction Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall promptly pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or if Tenant desires to contest such lien, Tenant shall either provide an adequate surety bond or insure over the lien with a title insurance company reasonably acceptable to Landlord. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

4.28 Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

SECTION 5: DEFAULT AND REMEDIES

5.1 Events of Default.

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord, provided, however, in the event that Landlord gives Tenant two (2) such notices within any twelve (12) month period, Landlord shall not be required to give such notice thereafter and Tenant shall be in default if Tenant fails to pay any Base Rent, Additional Rent, or any other sum within five (5) Business Days after its due date;

(b) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Business Days after written notice from Landlord; provided, however, that if the nature of Tenant’s default is such that more than twenty (20) Business Days are reasonably required to cure, then Tenant shall have such additional time as may be necessary if Tenant commences such performance within said twenty (20) Business Day period and thereafter diligently proceeds to in fact complete such cure;

(c) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; or (6) the making by Tenant of a transfer in fraud of creditors; or

(e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(e) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, upon termination of this Lease, to accelerate and recover from Tenant the excess of (i) the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease over (ii) the fair market rental of the Premises (determined at the date of acceleration), discounting such amount to present value at the Prime Rate.

5.2.4 If Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 Notwithstanding anything in this Lease to the contrary, Landlord covenants and agrees to use commercially reasonable efforts to mitigate damages in the events of a default hereunder by Tenant. If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance or an action for actual damages.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Notices. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or the date that delivery is first refused. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth beneath their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated beneath each party’s signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 Attorney’s Fees and Expenses. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

6.4 Successors; Joint and Several Liability. Except as provided in Section 4.26 (“Limitation on Recourse”) and subject to Section 4.17 (“Assignment by Landlord”), all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 Choice of Law. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant and Landlord agree that venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease shall be in Lake County, Illinois.

6.6 No Waiver of Remedies. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 Force Maieure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease (other than the payment of money) by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party to this Lease, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, such party, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 Landlord’s Consent. Unless otherwise provided in this Lease, whenever Landlord’s consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord’s judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 Interpretation. Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 Incorporation of Prior Agreement; Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 Authority. Each individual executing this Lease on behalf of Landlord or Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 Landlord’s Authorized Agents. Notwithstanding anything contained in this Lease to the contrary, including the definition of Landlord’s Agents, the trustee of Landlord and Kennedy Associates Real Estate Counsel, LP (the authorized signatory of Landlord) are the only entities authorized to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner with respect to this Lease. Neither the Manager nor any leasing agent or broker shall be considered an authorized agent of Landlord for such purposes.

6.18 Waiver of Jury Trial. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

6.19 Tenant Certification. Tenant certifies that it is not acting, directly or indirectly, for or on behalf of any person, group entity, or nation named as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control. Tenant is not entering this Lease, directly or indirectly on behalf of, or instigating or facilitating this Lease, directly or indirectly on behalf of, any such person, group, entity or nation.

6.20 Addenda. The provisions, if any, included at the end of this Lease, and any riders and exhibits appended to this Lease, are hereby made a part of this Lease as though set forth in full at this point.

IN WITNESS WHEREOF, this Lease has been executed on the date set forth above.

LANDLORD: NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18							TENANT: PHARMEDIUM SERVICES, LLC, a Delaware limited liability company

By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

	By:	Kennedy Associates Real Estate Counsel GP, LLC, its general partner

		By:	/s/ Michael R. McCormick		By:	/s/ David Jonas
			Name:	Michael R. McCormick		Name:	David Jonas
			Title:	Senior Vice President		Title:	CEO

Designated Address for Landlord:	Designated Address for Tenant:

c/o Kennedy Associates Real Estate Counsel, LP Attn: Executive Vice President - Asset Management 1215 Fourth Avenue, Suite 2400 Seattle, WA 98161-1085 Facsimile: (206) 682-4769	150 North Field Drive, Suite 350 Lake Forest, IL 60045 Facsimile: 847-234-1394

and to:	FEIN: 86-1073233

c/o NewTower Trust Company Attn: President/MEPT or Patrick O. Mayberry Three Bethesda Metro Center Suite 1600 Bethesda, MD 20814 Facsimile: (240) 235-9961

with a copy to Manager at:

CB Richard Ellis/Asset Services Attn: Tracy Schaefer, Real Estate Manager 705 Lake Cook Road, Suite 110 Deerfield, IL 60015 Facsimile: (847) 940-7709

RIDER

PharMEDium Services, LLC

1. Rent Abatement. Notwithstanding anything to the contrary contained in this Lease, the monthly installments of Base Rent payable by Tenant under Section 3.2 of this Lease and the Additional Rent payable by Tenant under Section 3.4 of this Lease (i) attributable to the Existing Premises shall be abated for the first three (3) full calendar months of the Lease Term (March, April and May, 2010); and (ii) attributable to the Verizon Premises shall be abated for a three-month period (the “Verizon Premises Abatement Period”) commencing on the Verizon Delivery Date.

2. Option to Extend. Tenant shall have the option to extend the Lease Term for one (1) additional period of five (5) years commencing upon the expiration of the initial Lease Term. Such option shall be exercised only by Tenant giving written notice thereof which is received by Landlord not less than nine (9) months prior to the expiration of the initial Lease Term, time being of the essence; provided, however, Tenant shall be entitled to exercise the option to extend granted herein, and the Lease Term shall, in fact, be extended by reason of such exercise, only if this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable notice and cure periods. In the event that the Lease Term is in fact extended pursuant to the foregoing, then any such extension shall be upon all of the same terms, covenants, provisions and conditions as contained in this Lease except the monthly Base Rent during each extension period shall be adjusted to be the Market Rent (as hereinafter defined) for the Premises. As used herein, “Market Rent” means the product obtained by multiplying (i) the monthly rental rate per square foot then established and prevailing in the Building for new leases or lease renewals or, if no such new leases or lease renewals have been entered into within the twelve (12) month period preceding the date for which the determination is being made, then the established and prevailing rental rate per square foot being charged as of such date for comparable space to other tenants in other comparable buildings in the north suburban Chicago metropolitan area, all as determined in good faith by Landlord; by (ii) the total rentable square feet of floor area contained within the Premises. The Market Rent may increase during the extension period depending on then current market escalations, conditions and terms at the time the Market Rent is determined. At least seven (7) months prior to the expiration of the initial Lease Term, Landlord shall notify Tenant of the Market Rent and Tenant may, by written notice which is received by Landlord on or before the tenth (10th) day, time being of the essence, after Tenant’s receipt of notice of the Market Rent from Landlord, either (i) withdraw its exercise of the option, in which event this Lease shall terminate upon the expiration of the initial Lease Term or (ii) advise Landlord that Tenant desires to determine the Market Rent by appraisal in accordance with the following: Tenant shall, within ten (10) days after the date of Tenant’s notice, select a Broker (as hereinafter

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defined) to determine the monthly fair market rent for the Premises during the extension period and advise Landlord in writing of the name of such Broker. As used herein, “Broker” means a licensed real estate broker with substantial experience with respect to comparable office properties in the suburban Chicago metropolitan area, who has not been regularly employed or retained during the prior three (3) years as a consultant by the party selecting such person. Landlord shall within fifteen (15) days thereafter select a Broker to make a similar determination and advise Tenant in writing of the name of such Broker. Each party shall be responsible for paying the fees and expenses of the Broker selected by it. The two (2) Brokers so appointed shall be instructed to each prepare a written appraisal which will show the monthly fair market rent of the Premises during the extension period, giving appropriate consideration to the length of the lease term, the size and location of the premises being leased, tenant improvement allowances, annual increases in rent and other generally applicable terms and conditions of tenancy. Such Brokers shall notify both parties, simultaneously and in writing, of their determination as described herein within fifteen (15) days after the appointment of Landlord’s Broker. Provided that the appraisals vary by less than five percent (5%) of the fair market rent amount in the higher appraisal, then the arithmetic average of the two (2) appraisals shall be the Market Rent for the Premises, and such determination shall be conclusive and binding upon the parties. If the difference between such two (2) appraisals is more than such five percent (5%) amount, then within fifteen (15) days after the date that the parties are notified of such appraisals, the two (2) Brokers previously retained shall jointly appoint a third qualified and experienced Broker and shall advise the parties in writing of the name of said Broker who shall be subject to the approval of Landlord and Tenant. If such two (2) Brokers are unable to agree upon the appointment of a third Broker within such fifteen (15) day period, they will give written notice of such failure to agree to the parties and thereafter if the parties fail to agree upon the selection of a third Broker within fifteen (15) additional days after they are so advised, then either party may make application to the then acting chief judge of the Circuit Court for County in which the Premises are located to designate or appoint such third Broker. Each of the parties hereto shall pay one-half (1/2) of the fees of any such third Broker. Such third Broker shall then be instructed as the initial two (2) Brokers were previously instructed to determine which appraisal more accurately reflects the monthly fair market rental for the Premises as of the commencement of the extension of the term. Such third Broker shall notify both parties simultaneously and in writing of its determination as described herein within thirty (30) days after its appointment and such decision shall be binding and conclusive upon the parties. Landlord and Tenant, within thirty (30) days after the request of either, shall execute and deliver a supplemental memorandum confirming the monthly Base Rent during the extension period when determined. The rights hereby granted are personal to Tenant named herein and are not transferable to any assignee or subtenant hereunder other than to a Permitted Transferee. In the event of any assignment of the Lease or subletting of the Premises other than to a Permitted Transferee, the rights set forth in this Paragraph shall automatically terminate and shall thereafter be null and void.

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3. Right of First Opportunity. In the event that at any time during the Lease Term any space contiguous to the Premises on the third floor of the Building becomes available for lease, Landlord shall notify Tenant in writing and offer to lease such space for a period co-terminous with this Lease and at the rental rates and upon such other terms and conditions as are then being offered by Landlord to the general public for such space; provided, however, Landlord shall not be required to offer to lease any such space to Tenant unless this Lease is in full force and effect and Tenant is not in default hereunder. Tenant shall have ten (10) Business Days after receipt of such notice to accept such offer to lease the space designated in Landlord’s notice (hereinafter referred to as the “Expansion Space”) by delivering written notice of such acceptance to Landlord within such ten (10) Business Day period. Time shall be of the essence with respect to the time period set forth herein. In the event Tenant declines or fails to accept Landlord’s offer to lease the Expansion Space in the manner and within the time period set forth herein, then the right of Tenant to lease the Expansion Space designated in Landlord’s notice shall terminate and be null and void as to such space and Landlord, in its sole discretion, may thereafter lease such space to any third party. If Tenant accepts Landlord’s offer to lease the Expansion Space in the manner and within the time period set forth herein, then the following terms and provisions shall apply:

(a) Tenant shall be given possession of the Expansion Space within sixty (60) days after such space becomes vacant. The date on which Tenant is given possession of the Expansion Space is hereinafter referred to as the “Effective Date”. From and after the Effective Date, the Expansion Space shall be included as a portion of the Premises demised pursuant to this Lease for the remainder of the term of this Lease and any extension thereof and shall be subject to all of the terms, covenants and provisions of this Lease, and Tenant’s Pro Rata Share shall be recalculated by Landlord to reflect the amount of rentable square feet attributable to the Expansion Space.

(b) From and after the Effective Date and continuing throughout the remainder of the Lease Term and any extensions thereof, the monthly Base Rent payable by Tenant shall be increased by the product obtained by multiplying (i) the monthly rental rate per square foot in the Expansion Space by (ii) the total amount of rentable square feet in the Expansion Space, and such increased rent shall be payable in advance on the first day of each and every calendar month during the Lease Term; provided, however, that if the Effective Date shall not be on the first day of a month, then the increase for the first partial month shall be prorated on a daily basis.

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The parties shall execute a supplemental memorandum setting forth the date of inclusion of the Expansion Space within the Premises, the increase in the Base Rent, the recalculation of Tenant’s Pro Rata Share and other modifications to the terms of this Lease necessitated by the inclusion of the Expansion Space within the Premises. It is understood that the right hereby granted shall not be construed to prevent any tenant in the Building from extending or renewing its lease and is subject and subordinate to the rights granted by Landlord prior to the date hereof to any tenant of the Building. The rights hereby granted are personal to Tenant named herein and are not transferable to any assignee or subtenant hereunder other than to a Permitted Transferee. In the event of any assignment of this Lease or subletting of the Premises other than to a Permitted Transferee, the rights set forth in this Section shall automatically terminate and shall thereafter be null and void.

4. Storage Space. The Premises shall include a storage room on the lower level of the Building comprising approximately 830 rentable square feet of floor area (the “Storage Space”) for use as storage. Tenant acknowledges and confirms that it has examined the Storage Space, knows the condition thereof and is leasing such space in its present “as is” condition and Landlord shall not be required to rework, remodel or recondition the Storage Space in any manner whatsoever for Tenant’s use. Tenant shall pay to Landlord, as additional rent, $691.67 per month for the use of the Storage Space, which payment shall be made in advance on the first day of each month during the Lease Term. Any default by Tenant in the payment of the amount due respecting the Storage Space under this Paragraph shall be deemed a default in the payment of rent and entitle Landlord to all of the rights and remedies Landlord would have by reason thereof.

5. Parking. Tenant shall also have the right to use eleven (11) parking spaces in the underground parking area of the Building. Such parking space shall be numbered or otherwise identified and shall be held for Tenant’s use on reserved and exclusive basis. Landlord reserves the right, upon prior written notice to Tenant, to change the location of such reserved parking spaces to other parking spaces located in such underground parking area. Landlord shall have the right to promulgate rules and regulations with respect to such parking area which shall be binding on Tenant immediately upon notice to Tenant thereof.

6. Generator. After the date of this Lease, Tenant shall have the right, at Tenant’s sole risk and expense, to install a generator (“Generator”) at the Building in a location and manner acceptable to Landlord and subject to the requirements of all Governmental Requirements, provided that (i) the installation of any Generator shall be done by contractors approved by Landlord in good and workmanlike manner in compliance with all building codes and regulations, free from any liens or claims of liens and in accordance with plans and specifications therefor reasonably approved in writing by Landlord, which plans shall show the proposed installation thereof; (ii) Tenant shall

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keep the Generator in good condition and repair and perform all maintenance and repairs thereto at Tenant’s sole cost and expense; (iii) Tenant shall pay all costs for utilities or other services in connection with the operation of the Generator; (iv) Landlord shall not be responsible for any loss or damage to the Generator, and Tenant shall indemnify, hold Landlord harmless and defend Landlord from and against all claims, damages, liability or expense (including attorney fees) related directly or indirectly to the installation, existence, use, maintenance, repair, testing, removal or replacement of the Generator; (v) Tenant shall be responsible for all repairs, maintenance, preventing and repairing any leakage or other damage to the Building or any system currently serving the Building related directly or indirectly to the installation, existence, use, maintenance, repair, testing, removal or replacement of the Generator and, at Landlord’s option, shall either reimburse Landlord for the cost thereof or cause the same to be performed by contractors and workmen reasonably acceptable to Landlord (subject to Section 4.5 of this Lease); (v) at the request of Landlord, Tenant shall remove or temporarily relocate the Generator, if necessary, to facilitate any repairs or replacements to the Building being performed by Landlord; (vi) prior to the expiration of the Lease Term or upon the earlier termination of this Lease, Tenant, at its sole cost, shall remove the Generator installed by Tenant in the Building, repair any damage caused thereby and restore the Building to the condition existing prior to the installation thereof; and (vii) Tenant and Landlord shall have exclusive access to the Generator, and Tenant may construct such barriers as reasonably approved by Landlord to protect the Generator from vandalism or other hazards.

7. Signage. In addition to signage identifying Tenant in the Building’s main entrance directory and at the entrance to the Premises, Landlord shall provide signage identifying Tenant in the common area lobby on the third floor near the elevators.

8. Landlord’s Wavier Relating to Tenant’s Personal Property. From time to time, some or all of Tenant’s personal property placed in the Premises may be financed or owned by a third party as a lender, owner, secured creditor or lessor (“Secured Party”). Landlord hereby waives any claim arising by way of any Landlord’s lien (whether created by statute or by contract or otherwise) with respect to Tenant’s personal property and agrees, if confirmation of said waiver is requested by Tenant or Secured Party, to sign and deliver to Tenant or any Secured Party within fifteen (15) days after Landlord’s receipt of Tenant’s or Secured Party’s request therefor, a waiver in substantially the form attached to this Lease as Exhibit E.

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EXHIBIT A

DRAWING SHOWING LOCATION OF THE PREMISES

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EXHIBIT B

TENANT’S WORK

1. Prior to start of construction of the Tenant Improvements, Tenant shall submit for Landlord’s review and approval a space plan and final Plans and Specifications for the Tenant Improvements which shall include final mechanical (including heating, ventilating and air conditioning), electrical, plumbing and furniture drawings. It is expressly understood and agreed that in approving Tenant’s space plan and the final Plans and Specifications, Landlord shall have no liability whatsoever for any defects, errors or omissions in the documentation furnished by it to Tenant or as a result of its approval, nor shall Landlord be deemed to have warranted or represented that the same comply with applicable codes, regulations, ordinances, covenants or restrictions affecting the construction of improvements on the Premises, and Tenant shall have sole responsibility for compliance with all such matters.

2. Prior to start of construction of the Tenant Improvements, Tenant shall submit a list of all architectural and engineering consultants and contractors and subcontractors working on the Tenant Improvements for Landlord’s approval. All contractors and subcontractors shall employ only union labor and shall meet the requirements of Section 4.5 of the Lease.

3. Prior to the commencement of the Tenant Improvements, Tenant shall submit to Landlord a construction cost breakdown (the “Construction Budget”) for such work certified to by the architect or general contractor employed by Tenant to supervise such work, which breakdown shall show the total cost of such work and all component items thereof.

4. Following Landlord’s approval of the Plans and Specifications, Tenant shall promptly commence and diligently prosecute to completion the Tenant Improvements in good and workmanlike manner, in compliance with all building codes and regulations and the instructions and policies of Landlord, and substantially in accordance with the approved Plans and Specifications and free of construction liens. Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, liens, costs and expenses on account of such work. Any development of the Premises other than substantially in accordance with the approved Plans and Specifications shall, at the option of Landlord, constitute a default under the terms, conditions and provisions of this Lease, and Landlord shall be entitled to enjoin such development in addition to all other rights or remedies Landlord may have, it being expressly acknowledged and agreed by the parties that monetary damages would be an inadequate remedy in such event. Tenant shall pay Landlord a fee for supervision and coordination of Tenant’s work in an amount equal to three percent (3%) of the hard costs

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of construction of the Tenant Improvements. As used herein, the “hard costs” of construction shall not include costs commonly deemed “soft costs” including, without limitation, legal fees, costs for architect’s services, engineering costs, permitting costs, space planning costs and insurance costs. Tenant shall not be required to pay any other charges to Landlord for overhead, general conditions or hoisting.

5. During construction of the Tenant Improvements, Tenant shall only access the Building via locations previously approved by Landlord during normal working hours unless otherwise approved by Landlord.

6. During construction of the Tenant Improvements, Tenant shall not inconvenience or disturb tenants of the Building. Tenant shall ensure all common areas will be free and clear of construction materials and any common areas affected by Tenant’s construction will be cleaned on a daily basis or more often as conditions, in Landlord’s opinion, require.

7. Prior to start of construction of the Tenant Improvements, all architectural and engineering consultants and contractors shall submit evidence of commercial general liability insurance with a minimum of $1,000,000 coverage also listing Landlord and Kennedy Associates Real Estate Counsel, LP as additional insureds.

8. Tenant shall be responsible for compliance with all state, federal, and local codes as it pertains to the Tenant Improvements. Tenant shall submit to Landlord copies of all state and local approvals required in connection with the Tenant Improvements.

9. Tenant shall provide temporary construction barriers that are necessary to control and retain noise, dust, or other materials within the Premises. Tenant agrees to follow all reasonable directives from Landlord if, in Landlord’s opinion, Tenant’s efforts to control the above-mentioned emissions are not adequate. Tenant agrees that all waste, garbage and debris resulting from any work performed by Tenant or Tenant’s contractors or subcontractors shall be removed from the Premises at Tenant’s sole cost and expense.

10. Landlord shall provide Tenant with a Tenant Improvement Allowance of $703,225.00 ($25.00 per rentable square foot in the Premises) to pay for the cost of the Generator that may be installed by Tenant pursuant to Paragraph 6 of the Rider and the Tenant Improvements including, without limitation, all construction costs, telecommunications equipment and cabling, permit fees, architectural fees, engineering fees and other soft costs. In addition, Landlord shall reimburse Tenant for the fees incurred by Tenant for architectural fees for the preparation of the preliminary space plan provided that such reimbursement shall not exceed $2,250.32 ($.08 per rentable square foot in the Premises). Except for the Tenant Improvement Allowance, Tenant shall be responsible for payment of all hard and soft costs of the Tenant Improvements. Provided there is no Event of Default under this Lease, the Tenant Improvement Allowance shall be paid to Tenant after the Commencement Date upon receipt by Landlord of a payment

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request together with evidence reasonably satisfactory to Landlord of the costs covered by such request and lien waivers from Tenant’s general contractor and all subcontractors pertaining to completed work for which payment is then being requested. The parties acknowledge and agree that the Tenant Improvement Allowance shall in no event exceed the actual costs for the particular work in question. Notwithstanding the foregoing, Landlord shall pay up to $105,483.75 of the Tenant Improvement Allowance to Tenant for the installation of the Generator and other Tenant Improvements performed by Tenant in the Premises after the date of this Lease and upon receipt of evidence reasonably satisfactory to Landlord of the cost and lien waivers from the suppliers of material and labor in connection with the installation thereof. Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant has not substantially completed the Tenant Improvements on or before the date that is sixteen (16) months after the Verizon Delivery Date, then Landlord shall have no obligation to pay any unused portion of the Tenant Improvement Allowance to Tenant for work that was not commenced prior to such date.

11. Upon completion of construction, Tenant shall furnish lien waivers from all contractors involved in the construction of Tenant’s Work.

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EXHIBIT C

FORM OF LEASE MEMORANDUM

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and                  as Tenant, executed that Lease dated as of                 , 200     (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Lease Memorandum”. This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Commencement Date of the Lease is                 .

2. The end of the Lease Term and the date on which this Lease will expire is                 .

3. The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises consist of approximately                  rentable square feet.

5. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./Annum	Annual Base Rent	Monthly Base Rent Installment (Annual÷12)
Beginning	Ending

6. Tenant’s Pro Rata Share is                  percent (                %).

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Dated:			Dated:

LANDLORD: NewTower Trust Company Multi- Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18			TENANT:

By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

	By:	Kennedy Associates Real Estate Counsel GP, LLC, its general partner

By:		By:
	Name:		Name:
	Title:		Title:

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EXHIBIT D

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively by contractors approved by Landlord and shall be included in Operating Costs unless otherwise agreed by Landlord and Tenant. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.

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6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. HVAC service shall be provided to the Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. except holidays; and on Saturday from 8:00 a.m. to 1:00 p.m. At Tenant’s request, Landlord shall furnish heating, ventilating and air conditioning outside of the foregoing hours in the amount regularly provided during normal business hours. In order to receive such additional service, Tenant shall deliver to Landlord advance notice as reasonably determined by Landlord. If Landlord furnishes such additional heating, ventilating or air conditioning, Tenant shall pay Landlord’s then prevailing charges for such services, as Additional Rent, within ten (10) days after Tenant receives Landlord’s bill therefor.

8. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or installation of such services. Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

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10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by Closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

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17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation. Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations. Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”. Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.

19. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

22. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

23. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

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24. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

25. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

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32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

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EXHIBIT E

REAL PROPERTY WAIVER AND CONSENT

This Real Property Waiver and Consent (“Waiver”) is entered into this          day of                 ,          by and between                  (“Secured Party”), and                      (“Owner”), with reference to the following:

A. Owner is the owner of the real property commonly known as                  (the “Premises”).                  (“Tenant”), is the tenant of the Premises pursuant to a lease with Owner (the “Premises Lease”).

B. In connection with certain financing by Secured Party to [Tenant], [Tenant] granted a general lien upon and security interest in certain [personal property] to Secured Party (the “Collateral”), all or any portion of which may at any one or more times be located at the Premises. The Collateral consists of only those items listed on Exhibit “A” attached hereto.

For good and valuable consideration, receipt whereof is hereby acknowledged, Secured Party and Owner agree as follows:

1. Except as otherwise provided in this Waiver, Owner waives any, and shall acquire no title to, or interest in, any of the Collateral by virtue of its location and/or installation in and/or attachment to the Premises, and Owner further waives any right to seize, or to claim any interest whatsoever, in, any of such property on account of any claim or right Owner may have against any person, including, without limitation, any claim or right Owner may have or assert against Tenant, by levy of distraint or otherwise.

2. Provided that such Collateral is not permanently affixed to the Premises (or affixed in such a fashion as to not be reasonably susceptible to remove without damage to the Premises), the Collateral shall (except as hereafter provided) not be or become deemed a part of or an accession or addition to or a fixture on the Premises, even though such Collateral is installed thereon or in some manner attached thereto; nor shall any of such Collateral be moved from the Premises by Owner unless either (a) Secured Party’s written consent to the move has been obtained; (b) Secured Party fails to remove from the Premises or any portion thereof as to which the Premises Lease has terminated, the Collateral or any portion thereof located thereon within thirty (30) days (the “Removal Period”) after delivery to it of written notice (“Removal Notice”) from Owner demanding that the Collateral be removed because the Premises Lease has expired or terminated (or will expire or terminate within thirty (30) days), either in its entirety or as to a portion of the Premises in which any part of the Collateral is located, or (c) it is necessary to move the Collateral or any part thereof to perform necessary repairs to the Premises (in such last case, Owner shall endeavor to give reasonable advance notice to Secured Party so that it may protect its interest in the Collateral).

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3. Secured Party may at any time up to expiration of the Removal Period, at its option, enter upon the Premises for the sole purpose of inspecting, or except as hereafter provided and subject to the conditions hereafter set forth, removing any of such Collateral at its sole cost and expense, and Secured Party agrees to make such repairs at its sole cost and expense immediately following any such removal to the extent reasonably necessary to restore the Premises to its condition immediately prior to such removal. At any time after termination of the Premises Lease, Secured Party shall be required to deliver reasonable advance notice of its entry upon the Premises to Owner. Prior to removal of the Collateral by Secured Party, Secured Party shall obtain approval from Owner of its plan of removal, deliver to Owner evidence of liability insurance covering such activity of Secured Party naming Owner as an additional insured, and deliver to Owner a security deposit in an amount reasonably adequate to cover the cost of repair of any damage to the Premises likely to be caused by the removal of the Collateral, which may be used by Owner to cover the cost of any repairs not completed by Secured Party, with any balance to be returned to Secured Party upon completion of the repairs. Secured Party shall indemnify, hold harmless and protect Owner, its agents, contractors and employees and their respective successors and assigns from and against any and all claims, losses, liabilities, damages and expenses arising out of Secured Party’s activities on the Premises. No sales, auctions or legal proceedings may be conducted by Secured Party at or from the Premises.

4. If following a delivery of a Removal Notice, Secured Party fails to remove the Collateral from the Premises, then at the option of Owner, either Owner may store and dispose of the Collateral in accordance with             law, or Owner may treat the Collateral as abandoned in which case ownership of the Collateral shall be deemed to be transferred to Owner. Furthermore, if at any time following the expiration or termination of the Premises Lease Secured Party fails to remove the Collateral and complete all repairs to the Premises following such removal, as provided herein, Secured Party shall pay all rent required to be paid under the Premises Lease (prorated on a per diem basis and based upon the total full rent payable immediately prior to the expiration or termination of the Premises Lease, without taking into account any abatement or credit) until such time as Secured Party has removed the Collateral and has completed all repairs to the Premises. All such rent shall be payable to Owner upon written demand from Owner or its representatives or agents.

5. All of the terms and conditions of this Waiver shall be binding upon and inure to the benefit of the parties and their respective heirs, devises, personal representatives, successors and assigns. As used herein, “Tenant” shall include the heirs, devisees, legatees, personal representatives, successors and assigns of Tenant. If Owner transfers its interest in the Premises, then it may assign its rights hereunder to the transferee, and Owner shall be relieved of any further liability under this Waiver. Owner’s liability under this Waiver shall be limited to its interest in the Premises. Additionally, notwithstanding any contrary provision in this Waiver, Owner shall not be

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liable under any circumstances for injury or damage to, or interference with, Secured Party’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. In the event of any litigation between the parties respecting the subject matter of this Waiver, the prevailing party shall be entitled to recover its actual attorney’s fees, court costs and litigation expenses. Time is of the essence of this Waiver. This Waiver represents the entire understanding of the parties respecting the subject matter hereof and supersedes any prior agreements, whether oral or written. Notices required or permitted under this Waiver shall be delivered by U.S. certified mail, return receipt requested or by Federal Express or other reputable overnight courier addressed as follows: if to Owner, c/o             and if to Secured Party, to             , or to such other addresses as either party shall notify the other in the manner provided for herein.

IN WITNESS WHEREOF, the parties have entered into this Waiver as of the date first above written.

“OWNER”

By:
Name:
Its:

“SECURED PARTY”

By:
Name:
Its:

ACKNOWLEDGED, AGREED AND CONSENTED TO BY:

“TENANT”

By:
Name:
Its:

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EXHIBIT “A”

Description of Collateral

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